EXHIBIT 10.21
PVH CORP.
SCHEDULE OF NON-MANAGEMENT DIRECTORS' FEES
EFFECTIVE JUNE 20, 2019
BOARD

Annual member fee	$95,000	Retainer
Equity Award - Restricted Stock Units	$160,000 value	This award is targeted to equal the number of restricted stock units with a value of approximately $160,000 as of the date of grant.
Presiding Director Fee	$40,000	Retainer

AUDIT & RISK MANAGEMENT COMMITTEE

Fee to chair	$40,000	Retainer
Fee to member	$20,000	Retainer

COMPENSATION COMMITTEE

Fee to chair	$35,000	Retainer
Fee to member	$15,000	Retainer

NOMINATING, GOVERNANCE & MANAGEMENT DEVELOPMENT COMMITTEE

Fee to chair	$25,000	Retainer
Fee to member	$10,000	Retainer

CORPORATE RESPONSIBILITY COMMITTEE

Fee to chair	$25,000	Retainer
Fee to member	$10,000	Retainer

All meeting-related expenses will be reimbursed to non-employee Directors.